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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                                    JURISDICTION
----------                                                    ------------

SYBRON DENTAL MANAGEMENT, INC.                                Delaware

LRS ACQUISITION CORP.                                         Delaware
Ormco Corporation                                             Delaware
Allesee Orthodontic Appliances, Inc.                          Wisconsin
Maquiladora Aci-Mex, S.A. de C.V.                             Mexico
Ormco B.V.                                                    The Netherlands
Ormco Europe B.V.                                             The Netherlands
Ormco de Mexico, S.A. de C.V.                                 Mexico
Ormco (Europe) AG                                             Switzerland
Ormco GmbH                                                    Germany
Ormco Pty. Limited                                            Australia
Ormex S.A. de C.V.                                            Mexico
Socodent S.A.                                                 France
Aida International                                            France
Ormodent Belgique, S.A.                                       Belgium
Ormodent L.D.A.                                               Portugal
Ormodent S.A.                                                 France
SDS de Mexico, S.A. de C.V.                                   Mexico

KERR CORPORATION                                              Delaware
belle de st. claire, inc.                                     Wisconsin
Kerr Australia Pty. Limited                                   Australia
Kerr (Europe) A.G.                                            Switzerland
Kerr GmbH                                                     Germany
Kerr Italia, S.p.A.                                           Italy
Metrex Research Corporation                                   Wisconsin
Sybron Dental Specialties Japan, Inc.                         Japan

KERR U.K. LIMITED                                             England
Analytic Endodontics U.K. Limited                             England

PINNACLE PRODUCTS, INC.                                       Wisconsin

SYBRON CANADA LIMITED                                         Canada